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                                                                    EXHIBIT 23.3



              CONSENT OF BRAY, BECK & KOETTER, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statements on Form S-8 and Form S-3 of REMEC, Inc. of our report dated February 28, 1997, with respect to the financial statements of Q-bit Corporation as of December 31, 1996, and for the two years then ended, included in the consolidated financial statements of REMEC, Inc. in its Annual Report on Form 10-K for the year ended January 31, 1998.

                                                            BRAY, BECK & KOETTER

Melbourne, Florida
April 28, 1998